Affiliate Agreement


                               May 5, 1997


Brooks Fiber Properties, Inc.
425 Woods Mill Road South, Suite 300
Town & Country, Missouri 63017

Ladies and Gentlemen:

          The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Metro Access Networks, Inc., a Delaware corporation ("Metro"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

          Pursuant to the terms of the Agreement and Plan of Merger dated as of April 1, 1997 (the "Merger Agreement"), among Brooks Fiber
Properties, Inc., a Delaware corporation ("BFP"), Brooks Fiber Communications of Texas, Inc., a Delaware corporation wholly owned by BFP ("Sub"), Century Telephone Enterprises, Inc., a Louisiana corporation, and Metro, providing for the merger of Sub with and into Metro (the "Merger"), and as a result of the Merger, the undersigned will receive shares of BFP's common stock, par value $0.01 per share ("BFP Common Stock"), in exchange for the shares of common stock of Metro owned by the undersigned at the Effective Time (as defined in the Merger Agreement) of the Merger.

          The undersigned represents and warrants to BFP, and BFP agrees, as follows:

          A. The undersigned shall not make any sale, transfer or other disposition of the BFP Common Stock issued to the undersigned in connection with the Merger in violation of the 1933 Act or the Rules and Regulations.

          B. The undersigned has carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon the ability of the undersigned to sell, transfer or otherwise dispose of BFP Common Stock with its counsel.

          C. The undersigned has been advised that the issuance of BFP Common Stock to it pursuant to the Merger has been registered with the Commission under the 1933 Act on BFP's Registration Statement No. 333-21223 on Form S-4 under the 1933 Act (the "Registration Statement"). However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Metro the undersigned may have been deemed to have been an affiliate of Metro, the BFP Common Stock issued to the undersigned in connection with the Merger must be held by it indefinitely unless (i) a distribution of BFP Common Stock by it has been registered under the 1933 Act (including a distribution pursuant to the Registration Statement), (ii) a sale of BFP Common Stock by it is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act or (iii) in the opinion of counsel reasonably acceptable to BFP (Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. is so acceptable to BFP), some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the BFP Common Stock by it.

          D. BFP shall timely file reports in compliance with the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order that there will be publicly available current public information concerning the Company within the meaning of Rule 144(c) of the Commission under the 1933 Act, and, in connection with any proposed sale by the undersigned pursuant to Rule 145 under the 1933 Act, shall furnish to the undersigned upon request a written statement as to whether BFP has complied with such reporting requirements during the preceding 12 months (or such shorter period that BFP may have been required to file such reports). BFP hereby represents that, as of the date hereof, it is in compliance with such reporting requirements.

          E. The undersigned agrees to furnish BFP in writing such information as BFP may reasonably request and which is customary in connection with any resales of BFP Common Stock pursuant to the Registration Statement. In the event a material(1) change or development should occur that, in the reasonable opinion of counsel for BFP, would require an amendment or supplement to the Registration Statement, the undersigned shall, upon receipt of written notice from BFP, suspend all such resales pursuant to the Registration Statement until the earlier of
(i) two business days after BFP files with the Commission its next report on Form 8-K or its next quarterly or annual report under the 1934 Act on Form 10-Q or 10-K, or (ii) BFP has advised the undersigned that the Registration Statement may again be used for such resales. In such event, at the request of the undersigned, BFP shall promptly prepare and furnish to the undersigned a reasonable number of copies of a supplement to or an amendment to the prospectus then included as part of the Registration Statement which appropriately reflects such change or development for delivery to purchasers of the BFP Common Stock from the undersigned. BFP shall keep the Registration Statement effective for use in connection with resales for a period of up to five years following the Effective Time; provided, however, that if during such five-year period the undersigned's ownership of BFP Common Stock falls below 5% of the outstanding shares of BFP Common Stock (and, as a result thereof, the undersigned is no longer permitted to designate two BFP directors under the Stockholder Agreement dated as of April 1, 1997 by and between BFP and the undersigned), the undersigned understands that the Registration Statement will not be kept effective for resales by the undersigned unless and to the extent the volume limitations of Rule 145 continue to be applicable to sales by the undersigned of shares of BFP Common Stock acquired in the Merger. As soon as reasonably practicable following the earliest date permitted under Regulation C promulgated under the 1933 Act, BFP shall amend the Registration Statement to enable BFP to disclose information with respect to its business in accordance with Item 10 of Form S-4 under the 1933 Act. In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any BFP Common Stock registered under such Registration Statement for sale in any jurisdiction, BFP agrees to use its reasonable best efforts promptly to obtain the withdrawal of such order.

________________________________
(1) Information is material when "there is a substantial likelihood that a reasonable shareholder would consider it important" (TSC Industries, Inc. v. Northway, 426 U.S. 438, 449, 1976) or if there is "a substantial likelihood that the disclosure of the omitted fact would have been viewed by the reasonable investor as having significantly altered the `total mix' of information made available" (Basic, Inc.
     v. Levison, 485 U.S. 224, 231-232, 1988).

          F. In connection with any underwritten offering by the undersigned pursuant to the Registration Statement, BFP agrees to amend or supplement the Registration Statement at the reasonable request of the undersigned or its underwriters and to otherwise cooperate with the undersigned and its underwriters in connection with any such offering; provided, however, that the underwriters of any such offering shall be reasonably acceptable to BFP. BFP further agrees to use its reasonable best efforts to register or qualify resales of BFP Common Stock by the undersigned under the securities or "blue sky" laws of such jurisdictions as the undersigned reasonably requests and is legally required to do so and to take any and all other acts that may be necessary to enable the undersigned to consummate such resales in such jurisdictions; provided, however, that BFP will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this sentence, file a general consent to service of process or subject itself to taxation in any jurisdiction where BFP would not otherwise be subject to taxation.

          G. In the event of an underwritten public offering of any BFP equity securities by BFP or any of its other stockholders, in which the undersigned is offered the opportunity to participate and at a time when the undersigned owns more than 1% of the outstanding shares of BFP Common Stock, the undersigned will not, without the prior written consent of BFP and the managing underwriters of such offering, effect any public sale or distribution of its BFP Common Stock during the period commencing on the seventh day prior to, and ending on the ninetieth day (or such longer period up to 180 days as shall be required by the managing underwriters) following, the effective date of such underwritten public offering, except in connection therewith.

          H. The undersigned also understands that stop transfer instructions will be given to BFP's transfer agents with respect to the BFP Common Stock acquired by the undersigned in connection with the Merger and that there will be placed on the certificates for such BFP Common Stock, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the 1933 Act applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated May 5, 1997 (the "Agreement"), between the registered holder hereof and Brooks Fiber Properties, Inc. (the "Corporation"), a copy of which Agreement is on file at the principal offices of the Corporation. The Agreement permits a sale of the shares represented by this certificate (i) pursuant to the Corporation's Registration Statement on Form S-4 (No. 333-21223) and (ii) in conformity with the volume and other limitations of Rule 145(d).

          I. The undersigned also understands that unless the transfer by it of its BFP Common Stock is pursuant to an effective registration statement under the 1933 Act (including the Registration Statement) or is a sale made in conformity with the provisions of Rule 145, BFP reserves the right to put the following legend on the certificates issued to any transferee:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

          It is understood and agreed that the legends set forth in paragraphs H and I above shall be removed by delivery of substitute certificates without such legend in the event of a distribution by the undersigned pursuant to an effective registration statement under the 1933 Act (including the Registration Statement) or as otherwise permitted by Rule 145 or if (i) the undersigned shall have delivered to BFP a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to BFP, to the effect that such legend is not required for purposes of the 1933 Act, (ii) a period of at least one year shall have elapsed from the date the undersigned acquired the BFP Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then applicable to the undersigned, (iii) a period of at least two years shall have elapsed from the date the undersigned acquired the BFP Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iv) Rule 145 shall have been amended such that the volume limitations thereof no longer apply to sales by the undersigned of shares of BFP Common Stock acquired in the Merger.

          Execution of this letter agreement should not be considered an admission on the part of the undersigned that it is an "affiliate" of the Company as described in the first paragraph of this letter, or as defined under Rule 144 of the 1933 Act, nor as a waiver of any rights the undersigned may have to object to any claim that it is such an affiliate on or after the date of this letter.

          This letter agreement shall be binding upon, and shall inure the benefit of, the undersigned and BFP and their respective successors.

                              Very truly yours,

                              Century Telephone Enterprises, Inc.


                                  /s/ Glen F. Post, III
                              By:__________________________________
                                 Glen F. Post, III
                                 Vice Chairman, President and Chief
                                 Executive
                                 Officer


Accepted and Agreed as of
this 5th day of May, 1997, by:


Brooks Fiber Properties, Inc.


    /s/ James C. Allen
By:_______________________________
   James C. Allen
   Vice Chairman and Chief
     Executive Officer